Exhibit 23.1

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-74613) and Form S-8 (Nos. 333-80255, 333-72441,
333-69855,  333-48779,  333-48767,  333-48765,  333-27983,  333-04291, 33-64094,
33-64278, 33-93106) of Express Scripts, Inc. of our report dated February 4, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
March 27, 2000